UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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PLAYTEX PRODUCTS, INC.
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Below is a communication transmitted to certain employees of Playtex Products, Inc. (“Playtex”) on September 14 , 2007.

Important Merger Information

In connection with the proposed acquisition of Playtex by Energizer Holdings, Inc. (“Energizer”), Playtex filed a proxy statement with the Securities and Exchange Commission (the “SEC”) on August 27, 2007, and Playtex and Energizer intend to file other relevant materials with the SEC.  The proxy statement was mailed to Playtex stockholders seeking their approval of the proposed transaction. Before making any voting decision with respect to the proposed acquisition, stockholders of Playtex are urged to read the proxy statement and all other relevant documents filed with the SEC when they become available, because they will contain important information about the proposed transaction, Playtex and Energizer.  This release may be deemed to be soliciting material in respect of the proposed transaction.

Investors and security holders will be able to obtain the proxy statement and other documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, Playtex stockholders may obtain free copies of the proxy statement and other documents filed with the SEC when available by contacting Playtex’s Investor Relations at 203-341-4017.  You may also read and copy any reports, statements and other information filed by Playtex or Energizer with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Date:	September 14, 2007
To:	All Schick and Playtex Colleagues
Subject:	Integration Planning Update

The purpose of this note is to update you on progress with planning to merge and integrate the Playtex Products, Inc. and Schick-Wilkinson Sword organizations.  Integration planning is proceeding as planned as we approach close, which is just over two weeks away.

General Update

Over the past several weeks, the functional design teams have made great progress. The design teams continue to provide bi-weekly progress reports to the Integration Leadership Team, which has senior membership from both Schick and Playtex organizations. Some of the key items that the integration teams have been working on are the following:

•                  Identifying key integration issues and key mitigation steps;

•                  Identifying “best practices”,

•                  Developing system requirements and required actions to ensure process harmonization across the businesses, and

•                  Identifying the organization structure for each functional area that will support the business needs going forward.

As you can imagine with a merger of this size, there are numerous issues that the teams are working through to effectively integrate the people, processes and systems, all while trying to stay focused on managing the day to day operations of two strong businesses.  It is important to realize that the teams have not yet completed their work, and organization design work is still in progress.

Assessment and Selection Process

As has been mentioned in previous Integration memos, our final organization designs are expected to be completed by early to Mid-October.  Once they are completed, the selection process as previously described in the update memo from David Hatfield and Neil DeFeo will begin.  As a reminder, some key elements of the selection process to keep in mind are as follows:

•                  Playtex and Schick are committed to creating opportunities for career enhancement for our employees for the long-term.  Our selection process is designed to retain the top talent from both organizations.

•                  Once the organization design has been finalized, representatives from both Playtex and Schick will jointly assess talent from both organizations and make selection decisions, using guidelines set by the Integration Steering Committee.

•                  Positions will be filled starting with the most senior level roles first (e.g., Vice Presidents).

•                  Generally, colleagues will not be interviewed, but will be assessed based on demonstrated past performance, current capabilities and future potential.  Colleagues in most functional areas at Schick and Playtex will undergo an assessment.  Functional areas in which colleagues may not be assessed are: (1) functions not impacted by the integration because they will continue as structured today or (2) functional areas that exist today that will not be part of the new organizational structure.

•                  When making placement decisions, consideration will also be given to continuity on the business, current knowledge of job and practicality of relocation.

•                  Some functional teams may begin assessment and selection activity earlier than others in order to meet the needs of their business.  For example, to fulfill our goal of having a single sales force as quickly as possible, the sales team may begin assessment and selection activity in mid-September.

•                  Most decisions and offers will be made between early October and November 15th, assuming an October 1st close of the merger.  We aim to inform as many colleagues as possible of decisions before that time, although some selection activity may carry over into the first quarter of calendar 2008.

Final Thoughts

We recognize that this is both an exciting time for the business, and somewhat stressful for our people driven by the uncertainty.  We also understand that speculation about the future is only natural, but please bear with us, as we’re working hard to make decisions that are best for the new organization as quickly as possible while being sensitive to all your colleagues.   Ultimately, the vision of the integration is to become the best Personal Care Company, to deliver cost savings to reinvest for growth, to drive international expansion and to increase career development for our colleagues.  We thank you in advance for your understanding and cooperation as we continue to go forward. We are open to hearing your feedback or concerns, and remember, we will communicate regularly to all employees as progress and decisions are made.

Doug Sinclair	Steve Hockridge
Playtex Products, Inc.	Energizer Battery Company
(302) 678-6418	(314) 985-1971

The directors, executive officers and other members of management and employees of Playtex may be deemed to be participants in the solicitation of proxies from stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of Playtex is available in the 2006 Annual Report on Form 10-K, filed with the SEC on March 13, 2007 and the proxy statement for Playtex’s 2007 annual meeting of stockholders, filed with the SEC on March 23, 2007.  Additional information regarding the interests of such potential participants is included in the proxy statement and will be included in the other relevant documents filed with the SEC when they become available.